Rule 424(b)(2)
File No. 333-33814

Pricing Supplement #121 dated April 14, 2005
to the Prospectus Dated April 12, 2000
and Prospectus Supplement Dated October 21, 2003

Marshall & Ilsley Corporation MiNotes SM
Due from 9 Months to 30 Years

Trade Date: April 11, 2005

Issue Price: 100%

Original Issue Date: April 14, 2005

Principal Amount: $646,000

Maturity Date: April 16, 2012

Interest Rate: 4.950%

Interest Payment Dates: 05/15/05 and monthly thereafter

Purchasing Agent acting as Principal: Merrill Lynch & Co.

Purchasing Agent Commission: 1.200%

Proceeds Before expenses: 98.80% ($638,248.00)

Survivor's Option: Yes

Redemption or Repayment: Callable 4/15/06 and monthly thereafter

Redemption/Repayment Terms: Redeemable at the option of Marshall & Ilsley Corporation on 4/15/06 and each interest payment date thereafter, at a price equal to 100%

Minimum Denomination: $1,000 minimum investment with increments of $1,000

CUSIP No.: 57183MFE5

Original Issue Discount: No


Notes:
All trades settle without accrued interest and clear SDFS: DTC Book-Entry only Merrill Lynch DTC Participant Number: 161